Exhibit 99.1
October 25, 2005
SCS Transportation, Inc. Reports Third-Quarter EPS of $0.47
KANSAS CITY, Mo. – SCS Transportation, Inc. (NASDAQ: SCST), today reported third-quarter revenue of $284.5 million, up 11 percent from $256.8 million in the third quarter of 2004. Consolidated operating income for the third quarter was $13.9 million, up 3 percent from the prior-year quarter. Net income was $7.0 million, up 7 percent from $6.6 million in the third quarter of 2004. Earnings per share were $0.47, a 9 percent increase compared with $0.43 a year earlier.
“We achieved record consolidated revenues and earnings in the quarter, despite weather challenges in our historically important Gulf Coast markets,” said Bert Trucksess, chairman, president and chief executive officer of SCS Transportation. “We believe ongoing initiatives provide further opportunity for revenue and profitability improvements.”
The current-quarter and year-earlier operating results were subject to several unusual items:
•	Hurricanes Katrina and Rita caused property damage and disrupted operations, which adversely impacted third-quarter consolidated results. The company has not completed an assessment of business interruption impact and third-quarter results do not include an estimate of insurance recovery, which we anticipate in a future period.

•	Current-quarter results also include a charge of $0.8 million, or $0.03 per share, for executive severance costs.

•	Third-quarter 2004 results at Jevic included a $1.9 million charge, which resulted from unfavorable development of prior-year workers’ compensation claims, partially offset by a $0.6 million gain on the sale of excess real estate, for a net unfavorable impact of $0.05 per share.
Update on Operating Companies
Saia
•	Revenue increased 15 percent to $198.8 million versus the prior-year quarter.

•	LTL tonnage increased 7 percent from the prior year.

•	Operating income rose 27 percent to $13.4 million, for an operating ratio of 93.3 percent.
“Saia’s momentum in growth and profitability improvement continued, despite significant impact from Hurricanes Katrina and Rita,” Trucksess said. “Saia is focused on capitalizing on industry consolidation opportunities, while they continue to evaluate future geographic expansion.”

SCS Transportation Third-Quarter 2005 Earnings	October 25, 2005

Jevic
•	Revenue was $85.7 million, up 1 percent from 2004.

•	Tonnage weakness continued, with tonnage down 4 percent versus 2004.

•	Operating income was $1.4 million, for an operating ratio of 98.4 percent.
“Jevic’s priority is to improve profitability and we are pleased with the early progress under Dave Gorman’s new leadership,” Trucksess said. “Key initiatives focus on the basic fundamentals of growing LTL tonnage, improving cost effectiveness and improving revenue quality.”
Financial Position and Outlook
Total debt at September 30, 2005, was $125.8 million and debt to total capital stood at 36.6 percent.
The Company expects net capital expenditures of approximately $65 to $75 million in 2005. Net capital expenditures year-to-date were $42.4 million. As of September 30, 2005, the Company has acquired 724,900 shares at a cost representing 64 percent of its $20 million stock repurchase program.
Year-to-date earnings per share are $1.10. Third-quarter trends, seasonally adjusted and without unusual items, are continuing early in the fourth quarter. Consistent with recent past practice of not providing individual quarterly guidance, the Company is not providing guidance on the fourth quarter and thus the full calendar year. Further, the Company intends to discontinue the practice of providing annual earnings guidance, in favor of offering long-term perspectives on business rather than shorter-term numerical ranges.
Conference Call
SCST will hold a conference call to discuss third-quarter results on Wednesday, October 26, 2005, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). To participate in the call, please dial 1-800-275-8866 or dial 1-706-634-4936 for international calls. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the company web site at www.scstransportation.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through November 2, 2005. The replay is available by dialing 1-800-642-1687 and using conference code 1163793.
The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).
SCS Transportation, Inc. provides trucking transportation and supply chain solutions to a broad base of customers across the United States. With annual revenue exceeding $1 billion, the

SCS Transportation Third-Quarter 2005 Earnings	October 25, 2005

Company focuses on regional and interregional less-than-truckload (LTL), and selected truckload (TL) and time-definite services. Operating subsidiaries are Saia, a multi-region LTL carrier based in Duluth, Ga., and Jevic, a hybrid LTL and truckload carrier based in Delanco, N.J. Headquartered in Kansas City, Mo., SCST has approximately 9,000 employees nationwide.
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements regarding our future financial condition and results of operations and our business operations in this release. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; cost and availability of qualified drivers, fuel, purchased transportation, insurance coverage, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; integration risks; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures including fuel surcharges and other accessorials; terrorism risks; insurance claim recoveries, self-insurance claims, equity-based compensation and other expense volatility; the Company’s determination from time to time whether to purchase any shares under the repurchase program; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
# # #

CONTACT:	Greg Drown
Treasurer
SCS Transportation
816-714-5906
gdrown@scstransportation.com

Dick Johnson
Johnson Strategic Communications Inc.
913-649-8885
dick@johnsonstrategic.com

SCS Transportation, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,943	$7,499
Accounts receivable	141,927	110,044
Prepaid expenses and other	34,214	35,721

Total current assets	180,084	153,264

PROPERTY AND EQUIPMENT:
Cost	602,037	569,526
Less: Accumulated depreciation	269,849	248,914

Net property and equipment	332,188	320,612

GOODWILL AND OTHER ASSETS	34,457	34,862

Total assets	$546,729	$508,738

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and checks outstanding	$52,749	$33,193
Wages and employees’ benefits	42,401	35,761
Other current liabilities	35,201	28,981
Current portion of long-term debt	2,500	1,263

Total current liabilities	132,851	99,198

OTHER LIABILITIES:
Long-term debt	123,281	121,547
Deferred income taxes	51,951	57,662
Claims, insurance and other	21,110	17,789

Total other liabilities	196,342	196,998

SHAREHOLDERS’ EQUITY:
Common stock	15	15
Additional paid-in capital	207,066	205,800
Treasury stock	(12,721)	—
Deferred compensation trust	(1,411)	(1,116)
Retained earnings	24,587	7,843

Total shareholders’ equity	217,536	212,542

Total liabilities and shareholders’ equity	$546,729	$508,738

SCS Transportation, Inc. and Subsidiaries
Consolidated Income Statements
Forthe Quarter and Nine Months Ended September 30, 2005 and 2004
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2005	2004	2005	2004
OPERATING REVENUE	$284,537	$256,824	$809,711	$730,332

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	152,651	143,074	440,169	408,300
Purchased transportation	26,656	25,241	71,473	68,817
Operating expenses and supplies	61,843	48,461	170,525	136,096
Operating taxes and licenses	10,531	9,583	31,566	28,076
Claims and insurance	7,107	6,074	25,789	21,071
Depreciation and amortization	12,253	12,180	36,129	35,957
Operating (gains) and losses	(378)	(1,305)	(1,295)	(1,734)
Integration charges	—	—	—	2,054

Total operating expenses	270,663	243,308	774,356	698,637

OPERATING INCOME	13,874	13,516	35,355	31,695

NONOPERATING EXPENSES:
Interest expense	2,388	2,489	7,239	7,296
Other, net	(137)	(19)	(120)	(146)

Nonoperating expenses, net	2,251	2,470	7,119	7,150

INCOME BEFORE INCOME TAXES	11,623	11,046	28,236	24,545
Income tax provision	4,641	4,494	11,492	9,913

NET INCOME	$6,982	$6,552	$16,744	$14,632

Average common shares outstanding — basic	14,499	14,910	14,815	14,830

Average common shares outstanding — diluted	14,828	15,345	15,158	15,300

Basic earnings per share	$0.48	$0.44	$1.13	$0.99

Diluted earnings per share	$0.47	$0.43	$1.10	$0.96

SCS Transportation, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2005 and 2004
(Amounts in thousands)
(Unaudited)

	2005	2004
OPERATING ACTIVITIES:
Net cash from operating activities	$48,181	$43,453

INVESTING ACTIVITIES:
Acquisition of property and equipment	(45,880)	(35,437)
Proceeds from disposal of property and equipment	3,433	7,332
Acquisition of subsidiary, net of cash received	—	(23,549)

Net cash used in investing activities	(42,447)	(51,654)

FINANCING ACTIVITIES:
Borrowing of long-term debt	10,886	—
Repayment of long-term debt	(8,002)	—
Repurchase of common stock	(12,721)	—
Proceeds from stock option exercises	547	1,118

Net cash from (used in) financing activities	(9,290)	1,118

NET DECREASE IN CASH & CASH EQUIVALENTS	(3,556)	(7,083)
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	7,499	30,870

CASH & CASH EQUIVALENTS, END OF PERIOD	$3,943	$23,787

Saia Motor Freight Line, Inc.
Financial Information
For the Quarter and Nine Months Ended September 30, 2005 and 2004
(Amounts in thousands)

	Third Quarter		%	Nine Months		%
	2005	2004	Change	2005	2004	Change
Operating revenue (excluding fuel surcharge)	177,984	162,341	9.6	501,398	455,062	10.2
Operating revenue	198,810	172,307	15.4	551,599	479,727	15.0
Operating income	13,406	10,526		34,876	25,734
Integration charges*	—	—		—	2,054
Operating income excluding integration charges*	13,406	10,526		34,876	27,788
Operating ratio	93.3	93.9		93.7	94.6
Operating ratio excluding integration charges*	93.3	93.9		93.7	94.2

					Third Quarter
		Third Quarter		%	Amount/Workday		%
		2005	2004	Change	2005	2004	Change
Workdays					64	64

F/S Revenue	LTL	183,929	159,672	15.2	2,873.9	2,494.9	15.2
	TL	14,881	12,635	17.8	232.5	197.4	17.8
	Total	198,810	172,307	15.4	3,106.4	2,692.3	15.4

Revenue excluding	LTL	184,207	159,723	15.3	2,878.2	2,495.7	15.3
revenue recognition	TL	14,904	12,639	17.9	232.9	197.5	17.9
adjustment	Total	199,111	172,362	15.5	3,111.1	2,693.2	15.5

Tonnage	LTL	821	764	7.4	12.82	11.93	7.4
	TL	170	160	6.2	2.66	2.51	6.2
	Total	991	924	7.2	15.48	14.44	7.2

Shipments	LTL	1,477	1,398	5.6	23.07	21.84	5.6
	TL	23	22	8.0	0.36	0.34	8.0
	Total	1,500	1,420	5.7	23.43	22.18	5.7

Revenue/cwt.	LTL	11.22	10.46	7.4
	TL	4.37	3.94	11.0
	Total	10.05	9.33	7.7

Revenue/cwt.	LTL	9.97	9.81	1.6
(excluding fuel surcharge)	TL	4.29	3.90	10.0
	Total	9.00	8.79	2.4

Revenue/shipment	LTL	124.74	114.26	9.2
	TL	641.58	587.61	9.2
	Total	132.75	121.44	9.3

Pounds/shipment	LTL	1,111	1,093	1.7
	TL	14,666	14,910	(1.6)
	Total	1,321	1,302	1.5
* — Integration charges consist of employee retention and stay bonuses, communications, re-logoing the fleet of Clark Bros., technology integration and other items in connection with the integration of the operations of Clark Bros. Management believes that excluding these charges more accurately reflects the core operating performance of Saia.

Jevic Transportation, Inc.
Financial Information
For the Quarter and Nine Months Ended September 30, 2005 and 2004
(Amounts in thousands)

	Third Quarter		%	Nine Months		%
	2005	2004	Change	2005	2004	Change
Operating revenue (excluding fuel surcharge)	76,128	79,406	(4.1)	233,666	237,317	(1.5)
Operating revenue	85,727	84,517	1.4	258,112	250,605	3.0
Operating income	1,414	2,832		2,461	8,300
Operating ratio	98.4	96.6		99.0	96.7

					Third Quarter
		Third Quarter		%	Amount/Workday		%
		2005	2004	Change	2005	2004	Change
Workdays					64	64

F/S Revenue	LTL	54,243	54,469	(0.4)	847.5	851.1	(0.4)
	TL	27,263	26,450	3.1	426.0	413.3	3.1
	Other	4,221	3,598	17.3	66.0	56.2	17.3
	Total	85,727	84,517	1.4	1,339.5	1,320.6	1.4

Revenue excluding	LTL	54,420	54,663	(0.4)	850.3	854.1	(0.4)
revenue recognition	TL	27,360	26,548	3.1	427.5	414.8	3.1
adjustment	Other	4,221	3,598	17.3	66.0	56.2	17.3
	Total	86,001	84,809	1.4	1,343.8	1,325.1	1.4

Tonnage	LTL	250	266	(6.1)	3.90	4.16	(6.1)
	TL	294	301	(2.2)	4.59	4.70	(2.2)
	Total	544	567	(4.0)	8.49	8.86	(4.0)

Shipments	LTL	209	221	(5.4)	3.26	3.45	(5.4)
	TL	34	36	(3.9)	0.54	0.56	(3.9)
	Total	243	257	(5.2)	3.80	4.01	(5.2)

Revenue/cwt.	LTL	10.89	10.28	6.0
	TL	4.66	4.42	5.4
	Total	7.52	7.17	4.9

Revenue/cwt.	LTL	9.62	9.63	(0.2)
(excl. fuel surcharge)	TL	4.11	4.14	(0.7)
	Total	6.64	6.72	(1.2)

Revenue/shipment	LTL	260.53	247.68	5.2
	TL	798.65	744.71	7.2
	Total	336.35	316.80	6.2

Pounds/shipment	LTL	2,391	2,410	(0.8)
	TL	17,154	16,864	1.7
	Total	4,477	4,412	1.5